Exhibit 10.6

AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

1.	Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease                     ”), dated for reference purposes only November 1, 2017, is made by and between 6267 Carp Ave, LLC, a California limited liability company (“Lessor”) and Procore Technologies, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 6267 Carpinteria Avenue, located in the City of Carpinteria, County of Santa Barbara, State of California, with zip code 93013, as outlined on Exhibit A, attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises): a two-story office building consisting of approximately 50,955 square feet and as further depicted on Exhibit A of this Lease.

In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to any utility raceways of the building containing the Premises (“Building”) and to the common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof (except as provided in the Addendum) or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” Notwithstanding anything contained herein, Lessee shall have rights to the roof as further described in the Addendum. (See also Paragraph 2)

1.2(b) Parking: all parking spaces at the Project free of charge during the Original Term, as extended. ~~unreserved vehicle parking spaces.~~ (See also Paragraph 2.6)

1.3 Term: See Addendum ~~years and                      months (“Original Term”)~~ The “Original Term” shall be the period commencing on the Commencement Date ~~(“Commencement Date”)~~ and ending March 31, 2027 (“Expiration Date”). (See also Paragraph 3 and the Addendum).

1.4 ~~Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing                     (“Early Possession Date”).~~

(See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $99,362.25, per month (“Base Rent”), payable on the 1st, day of each month commencing upon the Commencement Date. (See also Paragraph 4)

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph

1.6 Lessee’s Share of Common Area Operating Expenses: One hundred percent (100%) (“Lessee’s Share”). In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $99,362.25 for the period of the 1st month commencing on the Commencement Date.

(b) Common Area Operating Expenses: $43,040.00 for the period of the 1st full month commencing on the Commencement Date.

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(c) Security Deposit: $99,362.25 of the total security deposit of $596,173.50 (“Security Deposit”); provided however, the balance of such Security Deposit (i.e. $496,811.25) shall be paid to Lessor within 2 business days of the Recapture Condition. ~~(“Security Deposit”)~~. (See also Paragraph 5)

(d) Other: $                      for

(e) Total Due Upon Execution of this Lease: $241,764.50.

1.8 Agreed Use: General office and administrative use, and uses reasonably related to the foregoing. (See also Paragraph 6)

1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10 Real Estate Brokers: (See also Paragraph 15 and 25)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

~~☐                                                                                                   represents Lessor exclusively (“Lessor’s Broker”);~~

☒ Cresa Los Angeles, Carlo Brignardello represents Lessee exclusively (“Lessee’s Broker”); or

~~☐                                                                                                   represents both Lessor and Lessee (“Dual Agency”).~~

(b) Payment to Brokers: Upon the Commencement Date ~~execution and delivery of this Lease by both Parties,~~ Lessor shall pay to the Brokers ~~the brokerage fee agreed to in a separate written agreement (or if there is no such agreement the sum of                 or                 %~~ 3% of the ~~total~~ Base Rent for the first Sixty (60) months of the Original Term, and 1.5% of the Base Rent for the remainder of the Original Term. Notwithstanding anything contained herein no brokerage fees shall be paid on any period of time prior to the Commencement Date, or on any Lessee improvement allowance) or in connection with any extended terms pursuant to the Options granted herein. ~~for the brokerage services rendered by the Brokers.~~

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by                                                                               (“Guarantor”). (See also Paragraph 37)

1.12 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☒ an Addendum consisting of Paragraphs 52 through 72;

☒ a site plan depicting the Premises, Exhibit A;

☒ a site plan depicting the Project Exhibit A;

☐ a current set of the Rules and Regulations for the Project;

☐ a current set of the Rules and Regulations adopted by the owners’ association;

☐ a Work Letter;

☒ other (specify); Exhibit A-2: site plan depicting the currently leased portions of the Premises; Exhibit B: Commencement Date Memorandum.

2.	Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Delivery Date ~~Commencement Date or the Early Possession Date, whichever first occurs~~ (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, represents and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements and systems in or servicing the Premises and Building ~~the Unit~~, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the

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roof, bearing walls and foundation of the Premises and Building ~~Unit~~ shall be free of material defects, ~~and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law.~~ If a non-compliance with such warranty exists as of the Start Date and as Lessee’s sole and exclusive remedy for any non-compliance with such warranty, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Premises and Building ~~Unit~~. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of the Party designated by the other terms and conditions of this Lease ~~be the obligation of Lessee at Lessee’s sole cost and expense~~ (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls—see Paragraph 7) except as otherwise set forth in this Lease. Lessor also warrants, that unless otherwise specified in writing, Lessor is unaware of (i) any recorded Notices of Default affecting the Premise; (ii) any delinquent amounts due under any loan secured by the Premises~~; and (iii) any bankruptcy proceeding affecting the Premises.~~

2.3 Compliance. Lessor warrants that ~~to the best of its knowledge~~ the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (excluding compliance prior to or after the Delivery Date as they relate to Americans with Disabilities Act) (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Furthermore, s~~S~~aid warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. For the avoidance of doubt, Lessee, at its sole cost and expense, shall assume the responsibility that the Premises, the Building and the Common Areas are in compliance with the Americans with Disabilities Act and shall make any improvements required thereunder. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty and as Lessee’s sole and exclusive remedy for any non-compliance with such warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall not be the obligation of Lessor. ~~be the obligation of Lessee at Lessee’s sole cost and expense.~~ If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Five percent (5%) per annum interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share,

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or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor. Notwithstanding the foregoing, any Capital Expenditure that is (i) as a result of an Applicable Requirement that was enacted prior to the Commencement Date (excluding the American With Disabilities Act which shall be the responsibility of Lessee) or (ii) in connection with any repairs or replacements of the Building foundation, structure walls and/or structural of the Building shall be paid by Lessor at Lessor’s sole cost and shall not be amortized or paid by Lessee.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease, except as otherwise set forth herein.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor ~~and/or Brokers~~ to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by ~~Brokers or~~ Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor’s agents~~, nor Brokers~~ have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: ~~(i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii)~~ it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

Lessor believes the square footage of the Premises is approximately 50,955 and that the Base Rent stated in this Agreement is calculated on that measurement. Should Lessee object to this measurement, Lessee shall have the right to remeasure the Premises pursuant to BOMA Standards within Thirty (30) days from the Delivery Date. If the Lessee fails to do so, the right to do so shall be waived and Base Rent will be as set forth above. If the Lessee timely measures the Premises pursuant to BOMA Standards and there is a greater than one percent (1%) variance between 50,955 and the Lessee’s measurement, Lessee may object to Lessor’s measurement and Lessee and Lessor shall make a good faith effort to remeasure the rentable building square footage. If the Lessor and Lessee cannot resolve such dispute within Ten (10) days after Lessee’s notice to Lessor that it objects to Lessor’s measurement, Lessee and Lessor shall appoint an independent architect selected by both parties and such determination pursuant to BOMA Standards shall be binding on both parties. The Base Rent, and Lessee Improvement Allowance and any other charges based on rentable square footage will be adjusted prorata on square footage based on the measurement agreed to or binding on both parties.

2.5 Lessee as Prior Owner/Occupant. ~~The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

2.6 Vehicle Parking. Lessee shall be entitled to use all the ~~number of~~ parking spaces, on the Project free of charge, subject to Lessor’s parking obligations to Starr Aviation under the Starr Aviation Sublease. If the Lessee, at Lessee’s sole cost, and subject to Lessor’s prior written and reasonable approval, and the City of Carpinteria’s approval, is able to re-stripe the parking area in the Project and secure additional parking spaces and/or use valet and/or tandem spaces. ~~specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number.~~ Said parking spaces shall be used for parking by vehicles no larger than

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full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. In addition:

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those reasonably designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, after reasonable notice ~~without notice~~, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be payable within 30 days of ~~immediately payable upon~~ demand by Lessor.

2.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and reasonably designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roofs, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any commercially reasonable and rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable within 30 days of ~~upon~~ demand by Lessor.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable nondiscriminatory rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees; provided, however, such Rules and Regulations shall in no event interfere with Lessee’s right to use the Premises for the Agreed Use and parking areas. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its ~~best~~ commercially reasonable efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas - Changes. To the extent that Lessor’s use of and access to the Premises and the parking areas are not materially affected, Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) ~~To designate other land outside the boundaries of the Project to be a part of the Common Areas;~~

(d) To add additional ~~buildings and~~ improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.	Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3, the Addendum and the Commencement Date Memorandum.

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3.2 Early Possession. ~~Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises.~~ If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent and Common Area Operating Expenses shall be abated for the period of such Early Possession. All other terms of this Lease excluding ~~(including but not limited to~~ the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and Lessor’s insurance premiums ~~and to maintain the Premises)~~ shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3 ~~Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Delivery Date Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the ~~Start~~ Delivery Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the ~~Start~~ Delivery Date, the ~~Start~~ Delivery Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.	Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs relating to the ownership and operation of the Project, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, and if necessary the replacement, of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, exterior walls of the buildings, building systems (excluding the HVAC system(s)), exterior glass envelope, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(dd) All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii) The cost of trash disposal, pest control services, property management, security services, owners’ association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(iv) ~~Reserves set aside for maintenance, repair and/or replacement of Common Area improvements and equipment.~~

(v) Real Property Taxes (as defined in Paragraph 10).

(vi) The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii) Any commercially reasonable deductible portion of an insured loss concerning the Building or the Common Areas.

(viii) Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.

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(ix) The cost of any Capital Expenditure ~~capital improvement~~ to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such Capital Expenditure ~~capital improvement~~ over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such Capital Expenditure ~~capital improvement~~ in any given month.

(x) The cost of any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the annual Common Area Operating Expenses. Within 60 days after the end of each calendar year, ~~written request (but not more than once each year)~~ Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses for the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments of Rent. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 30 ~~10~~ days after delivery by Lessor to Lessee of the statement.

(e) Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. ~~All monetary amounts shall be rounded to the nearest whole dollar.~~ In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee commits a Breach ~~fails to pay Rent, or otherwise Defaults~~ under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. ~~If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.~~ Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 30 ~~90~~ days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH’S RENT. Notwithstanding anything contained herein, and provided there is no then existing and/or

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uncured event of Default or Breach and not more than two (2) late fees assessed in the Twelve (12) months preceding the dates set forth below, Lessor shall refund to Lessee an amount equal to one (1) months Initial Base Rent ($99,362.25) on the first day of the Thirteenth (13th), Twenty-Fifth (25th), Thirty-Seventh (37th), Forty Ninth (49th) and Sixty-First (61st) month of the Original Term. The remaining balance of the Security Deposit ($99,362.25) shall be held by Lessor for the remainder of the Original Term and during any Option(s).

6.	Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal, service and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessor represents and warrants to the best of its knowledge that the underlying soil, Building, Project and Premises are free of any Hazardous Substances and compliant with all laws related to environmental conditions and Hazardous Substances; provided, however, Lessee’s sole remedy for any breach of such warranty shall be limited solely and exclusively to Lessor’s obligations under this Paragraph 6.2. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnity, defend, protect, reimburse and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or Lessee’s invitees, employees, agents or contractors ~~any third party~~ (provided, however, that Lessee shall have no liability

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under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, protect, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the ~~gross~~ negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease and shall be excluded from Common Area Operating Expenses.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Lessee taking possession, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Notwithstanding anything to the contrary contained herein or in this Lease, Lessee, during the Term of the Lease or any extensions thereof, shall not have any responsibilities or obligations to remove, remediate or encapsulate any Hazardous Substances in, on, under or about the Premises unless (i) such Hazardous Substances were brought onto the Premises by Lessee or its invitees, employees, agents or contractors or (ii) Lessee or Lessee’s invitees, employees, agents or contractors caused such contamination, spillage or release of Hazardous Substances. ~~Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.~~

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the commercially reasonable recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 business days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Subject to Paragraph 32, Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements caused by Lessee or its agents, employees or contractors, or a Hazardous Substance Condition (see Paragraph 9.1) caused by Lessee or its agents,

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employees or contractors is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefore. ~~Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for the remainder to the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to allow such inspection and/or testing. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such failure nor prevent the exercise of any of the other rights and remedies granted hereunder.~~

7.	Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the interior non-structural portions of the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair, reasonable wear and tear and casualty excepted, (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior non-structural walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, ~~plate glass, and skylights~~ but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Notwithstanding the foregoing, any obligation of Lessee to repair or maintain the Premises under this Section 7.1 that is a Capital Expenditure shall instead be performed by Lessor and shall be amortized pursuant to Paragraph 4.2(a)(ix) of the Lease. Furthermore, and notwithstanding anything to the contrary contained in this Lease, Lessee’s obligation shall be to return the Building and the Premises in the condition and repair as when received, reasonable wear and tear excepted.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain quarterly contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the ~~following equipment and improvements, if any, if and when installed on the Premises: (i)~~ HVAC equipment~~, (ii) boiler and pressure vessels, and (iii) clarifiers~~. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, ~~upon~~ within 30 days of demand, for the cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 105% ~~115%~~ of the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) is a Capital Expenditure ~~cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item~~, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance at 5% per annum but may prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, (, except as otherwise set forth herein as to foundation, structural walls and the structural

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integrity of the Building), shall maintain and keep in good order, condition and repair the foundations, exterior walls, exterior glass curtain, exterior Building systems, subsurface plumbing, electrical panel, and transformers, elevator, exterior windows, exterior doors, structural condition of interior bearing wells, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace interior windows, interior doors ~~or plate glass~~ of the Premises. Costs in connection with the foundation, structural walls and structure integrity of the Building shall be paid by Lessor and not included in Common Area Operating Expenses.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises unless Lessee repairs the same. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent, which shall not be unreasonably withheld and shall be granted or denied within 10 business days. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not adversely affect the electrical, plumbing, HVAC, and/or life safety systems, do not trigger the requirement for additional modifications and/or improvements to the Premises resulting from Applicable Requirements, such as compliance with Title 24, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to $200,000 ~~3 month’s Base Rent~~ in the aggregate ~~in one year or $                      a sum equal to one month’s Base Rent~~ in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor, except as otherwise provided herein. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor ~~chosen and/or~~ reasonably approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of $1,000,000 ~~one month’s Base Rent~~, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 125% ~~150%~~ of the estimated cost of such Alteration or Utility Installation ~~and/or upon Lessee’s posting an additional Security Deposit with Lessor~~.

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made

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without the required consent. Notwithstanding the foregoing, Lessee shall not be required to remove any (i) Lessee Owned Alterations or Utility Installations constructed or installed by Lessee as described under Lessee’s Improvements under the Addendum to Lease; (ii) any other Lessee Owned Alterations or Utility Installations subsequently constructed and consented to by Lessor as provided herein unless Lessor states they are to be removed as part of Lessor’s consent to such Lessee Owned Alterations or Utility Installations; or (iii) any tenant improvements constructed by Lessee in the Premises following the Commencement Date so long as these improvements are considered typical office improvements in nature.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and casualty and Lessor’s Obligations excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall have no obligation to remove previously constructed tenant improvements existing upon the Delivery Date. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below. Notwithstanding anything to the contrary contained in this Lease, Lessee’s obligation shall be to return the Building and the Premises in the condition and repair as when received, reasonable wear and tear excluded.

8.	Insurance; Indemnity.

8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense, except as otherwise provided herein. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage ~~(except the perils of flood and/or earthquake unless required by a Lender)~~, including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence.

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(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $25,000 ~~1,000~~ per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) Worker’s Compensation Insurance. Lessee shall obtain and maintain Worker’s Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a ‘Waiver of Subrogation’ endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor ~~certified copies of policies of such insurance or~~ certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may increase his liability insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s or its agents, employees or contractors gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

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8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. ~~Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.~~

9.	Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 12 ~~3~~ months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 12 ~~3~~ months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense (subject to reimbursement pursuant to Paragraph 4.2), in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

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9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition ~~for which Lessee is not responsible under this Lease~~, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired~~, but not to exceed the proceeds received from the Rental Value insurance~~. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10.	Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be reasonably determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

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10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. In addition, Lessee shall contract directly and pay for janitorial services to the Premises and Building, internet service and telephone service. ~~Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs.~~ Except as otherwise provided herein, there ~~There~~ shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.	Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent which shall not be unreasonably withheld or conditioned and shall be granted or denied within 30 days or such consent shall be deemed granted.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 50% ~~25%~~ or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 15% ~~25%~~ of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, ~~at Lessor’s option,~~ be a Default curable after notice per Paragraph 13.1(d), ~~or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.~~

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

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(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee or any Affiliate by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent in accordance with the terms of this Paragraph 12.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. ~~The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.~~

13.	Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, in each case, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

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(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 business days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 business days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 105% ~~115%~~ of the actual costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

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13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, the cost of tenant improvements for Lessee paid for or performed by Lessor, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 business days after such amount is past due ~~shall be due~~, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 6% ~~10%~~ of each such overdue amount ~~or $100, whichever is greater~~. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion; provided, however, in the event of an emergency, Lessor shall be required to act timely as required by such emergency.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of the parking spaces is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

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15.	~~Brokerage Fees.~~

~~15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the fee schedule of the Brokers in effect at the time the Lease was executed.~~

~~15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.~~

~~15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.~~

16.	Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) to Responding Party’s actual knowledge, there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. ~~In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and~~ potentially ~~cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.~~

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 business days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as are prepared in the ordinary course of business as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth and such lender or purchaser shall execute a commercially reasonable non-disclosure agreement.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

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20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Project, including rent, insurance, sales and condemnation proceeds, Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; ~~Broker Disclaimer.~~ This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants ~~to the Brokers~~ that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. ~~Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.~~

23.	Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier), reputable overnight courier, or may be sent by ~~regular,~~ certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, return receipt requested, or by facsimile transmission, or by email, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card~~, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid~~. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given upon delivery or rejection of the same. ~~24 hours after delivery of the same to the Postal Service or courier.~~ Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.	Waivers.

(a) No waiver by either party ~~Lessor~~ of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by the other party ~~Lessee~~ of the same or of any other term, covenant or condition hereof. Lessor’s or Lessee’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s or Lessee’s consent to, or approval of, any subsequent or similar act by the first party ~~Lessee~~, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.	Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

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(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

~~(b) Brokers have no responsibility with respect to any Default or Breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

~~(c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.~~

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.	Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder thereafter arising and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, ~~if requested by Lessee, use its commercially reasonable efforts to~~ obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. ~~In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.~~

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30.4 Self-Executing. Except as otherwise provided herein, the ~~The~~ agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party ~~or Broker~~ brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party ~~or Broker~~ who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party ~~or Broker~~ of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse at attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times ~~after reasonable prior~~ 48 hours prior written notice (which shall include e-mail) for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of or access to the Premises or parking and provided that Lessor shall reasonably schedule any such entries with Lessee. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Lessee shall be entitled to install interior and exterior signage, including but not limited to monument signage and building signage. All signage must comply with all Applicable Requirements and is subject to Lessor’s prior approval, such approval not to be unreasonably withheld. Lessee’s signage shall be at the sole cost and expense of Lessee. Notwithstanding anything contained herein, Lessee shall be obligated to remove Lessee’s signage, including but not limited to, any lettering or logo provided however Lessee shall not be obligated to remove any permanently installed existing or Lessee constructed monument sign (only lettering and logos shall be removed). ~~Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.~~

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, not shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

~~37.~~	~~Guarantor.~~

~~37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.~~

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~~37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.~~

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease within all applicable notice and cure periods, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.	Options. If Lessee is granted any option, as defined below, then the following provisions shall apply.

39.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

~~39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.~~

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, ~~(i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof),or (ii)~~ if Lessee commits a Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of or access to the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. ~~A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.~~

43.	Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

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46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, decrease Lessee’s rights hereunder or increase Lessee’s monetary obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease

☐ is ☒ is not attached to this Lease.

49. Accessibility; Americans with Disabilities Act.

(a) The Premises:

☒ Have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

~~☐ Have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.~~

~~☐ Have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.~~

~~In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.~~

(b) Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-25-12/16E

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Carpinteria	Executed at: Carpinteria
On: November 6, 2017	On: November 6, 2017

By LESSOR:	By LESSEE:
6267 Carp Ave LLC, a California limited partnership	Procore Technologies, Inc. a Delaware corporation

By: /s/ Victor Schaff	By: /s/ Craig F. Courtemanche
Name Printed: Victor Schaff	Name Printed: Craig F. Courtemanche
Title: President	Title: Chief Executive Officer

By:	By: /s/ Robert B. Reed, III
Name Printed:	Name Printed: Robert B. Reed, III
Title:	Title: Secretary
Address: 6155 Carpinteria Avenue Carpinteria, CA 93013	Address: 6309 Carpinteria Avenue Carpinteria, CA 93013
with copy to Legal Department as follows: [***]@procore.com Facsimile: 866-281-2906
Telephone: (805) 684-0436
Facsimile: ( )
Email: victorschaff@ssseeds.com	Telephone: (805) 755-4059
Email: robinstorey@gmail.com	Facsimile: ( )
Federal ID No.	Email: [***]@procore.com
Email: [***]@procore.com
Federal ID No. 73-1636261

~~BROKER:~~	BROKER:
Cresa Los Angles

Attn:	Attn: Carlo Brignardello
Title:	Title: Principal
Address:	Address: 21820 Burbank Blvd, Suite 150
Woodland Hills, CA 91367
Telephone: ( )	Telephone: (310) 207-1700
Facsimile: ( )	Facsimile: ( )
Email:	Email: cbrignardello@cresa.com
Federal ID No.	Federal ID No.
Broker/Agent DRE License #:	Broker/Agent DRE License #:

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203.

Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

©Copyright 1999 By AIR Commercial Real Estate Association.

All rights reserved. No part of these works may be reproduced in any form without permission in writing.

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-25-12/16E

OPTION(S) TO EXTEND

STANDARD LEASE ADDENDUM

Dated	November 1, 2017

By and Between (Lessor)	6267 Carp Ave, LLC, a California limited
liability company
(Lessee)	Procore Technologies, Inc., a Delaware
Corporation
Address of Premises:	6267 Carpinteria Ave., Carpinteria CA 93013

Paragraph 50

A.	OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for two (2) additional sixty-month (60) month period(s) (each an “Extended Term”) commencing when the prior term expires upon each and all of the following terms and conditions:

(i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least six (6) ~~but not more than~~ months prior to the date that the Extended Term ~~option period~~ would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

(ii) The provisions of paragraph 39, including those relating to Lessee’s Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv) ~~This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.~~

(v) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below:

(Check Method(s) to be Used and Fill in Appropriately)

~~☐ I. Cost of Living Adjustment(s) (COLA)~~

~~a. On                 (Fil                                                              l                                     in                             COLA                                 Dates):                                                                                                                                                                                                                                                                                                                                                                     the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):~~

~~All Items (1982-1984 = 100), herein referred to as “CPI”.~~

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~~b. The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐ (Fill in Other “Base Month”):~~

~~The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.~~

~~c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.~~

☒ II. Market Rental Value Adjustment(s) (MRV)

~~a. On (Fill in MRV Adjustment Date(s))                                                                                                                                                                                                                                                                                                                                                           the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:~~

~~1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:~~

~~(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or~~

~~(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing; to arbitration in accordance with the following provisions:~~

~~(i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker (“Consultant” check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.~~

~~(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.~~

~~(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.~~

~~(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.~~

On the first day of the first month of each Extended Term pursuant to an Option, the Base Rent shall be adjust to the “Market Rental Value” of the Premises (as defined below) as follows: Within fifteen (15) days following Lessor’s receipt of Lessee’s written notice exercising its Option, Lessor shall notify Lessee in writing of its determination for the Extended Term of the Market Rental Value. Lessee shall have fifteen (15) days following receipt of such notice within which to notify Lessor in writing if Lessee disagrees with such determination, and, if so, such notice from Lessee shall explain in reasonable detail the reasons for its disagreement. Should Lessee fail to so notify Lessor in writing of its disagreement within said fifteen (15) day period, then the Market Rental Value determined by Lessor shall be deemed accepted by Lessee as the Market Rental Value for the Extended Term. Should Lessee notify Lessor in writing that it disagrees with Lessor’s determination of the Market Rental Value within said fifteen (15) day period, and if Lessor and Lessee are unable to agree upon such Market Rental Value for the Premises within the next ensuing thirty (30) days (the “Negotiation Period”), then such Market Rental Value shall be determined by the arbitration procedures set forth below. In the event that Lessor and Lessee cannot agree on the Market Rental Value of the Premises prior to the expiration of the Negotiation Period, then Lessor and Lessee shall, within ten (10) business days after the expiration of the Negotiation Period, each appoint one (1) arbitrator who shall (i) by profession be a licensed commercial real estate broker or an MAI real estate appraiser and (ii) have been active (over the five

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(5) year period ending on the date of such appointment) in the brokering or appraising of real property comparable to the Premises in Carpinteria, California. If either Lessor or Lessee does not appoint an arbitrator, the single arbitrator appointed shall be the sole arbitrator and shall establish the then Market Value of the Premises. Within ten (10) days after the second arbitrator has been appointed, the two arbitrators shall select a third arbitrator who meets the qualifications set forth above and shall not have been active in any capacity for either Lessor or Lessee in the five (5) year period immediately preceding the selection of the third arbitrator. If they are unable to agree on the third arbitrator, either Lessor or Lessee, by giving ten (10) days prior written notice to the other, can apply to the presiding judge of the Superior Court of Santa Barbara County for the selection of a third arbitrator who meets the qualifications set forth above. Each party shall bear the cost of the arbitrator that it appoints and one-half the cost of the third arbitrator. Any other costs of the arbitration shall be borne by Lessor and Lessee equally. The arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, each reach a decision as to the Market Rental Value of the Premises for the applicable Extended Term within such (30) day period. Upon such determination by the 3 arbitrators, the Market Rental Value determinations of the three (3) arbitrators shall be added together and total divided by 3 and the resulting quotient shall be the Market Rental Value of the Premises for the applicable Extended Term. However, if the lowest Market Rental Value determination of an arbitrator is more than ten percent (10%) lower than the middle Market Rental Value determination, such lowest determination shall be disregarded, and if the highest Market Rental Value determination is more than ten percent (10%) higher than the middle Market Rental Value determination, such highest determination shall be disregarded. If only one (1) Market Rental Value determination is disregarded, the remaining two (2) determinations shall be added together and the total divided by 2 and the resulting quotient shall be the Market Rental Value of the Premises for the applicable extended term. If both the lowest and the highest Market Rental Value determinations are disregarded, the middle Market Rental Value determination shall be the Market Rental Value of the Premises for the applicable Extended Term.

2) Notwithstanding the foregoing, the new Market Rental Value ~~MRV~~ shall not be less than the monthly Base Rent immediately preceding the commencement of the Extended Term ~~the rent payable for the month immediately preceding the rent adjustment.~~

b. Upon the establishment of each New Market Rental Value:

1) the new Base Rent included in the Market Rental Value ~~MRV~~ will become the new “Base Rent” for the purpose of calculating any further Adjustments, and

2) the new Base Rent included in the Market Rental Value shall be subject to the annual adjustment called for in Paragraph 51 (Rent Adjustments).

3) the first month of each Market Rental Value term shall become the new “Base Month” for the purpose of calculating any further Adjustments.

c. As used herein, “Market Rental Value” shall mean the Base Rent for the Premises that a ready and willing lessee would pay as the commencement of the Extended Term to a ready and willing lessor of the Premises if the Premises were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which the Premises may be used (inclusive of base rental rate and any increases, operating charges, tenant improvement allowances, and any other monetary consideration concessions provided other landlords) in comparable space, in comparable buildings in Carpinteria, CA.

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☐ ~~III. Fixed Rental Adjustment(s) (FRA)~~

~~The Base Rent shall be increased to the following amounts on the dates set forth below:~~

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:

B.	NOTICE:

Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

~~C.~~	~~BROKER’S FEE:~~

~~The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the Sublease.~~

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017 Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OE-3-8/00E

RENT ADJUSTMENT(S)

STANDARD LEASE ADDENDUM

Dated	November 1, 2017

By and Between (Lessor)	6267 Carp Ave, LLC, a California limited
liability company

(Lessee)	Procore Technologies, Inc., a Delaware
Corporation

Address of Premises:	6267 Carpinteria Ave
Carpinteria, CA 93013

Paragraph 51

A.	RENT ADJUSTMENTS:

The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below:

(Check Method(s) to be Used and Fill in Appropriately)

~~☐ I. Cost of Living Adjustment(s) (COLA)~~

~~a. On (Fill in COLA Dates):                                                                                                                                                                                                                                                                                                                                                                                                                             , the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):                                                                                                                                                                                                                                                                                                                                                                                                              . All Items (1982-1984 = 100), herein referred to as “CPI”.~~

~~b. The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐ (Fill in Other “Base Month”):                                                                  . The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.~~

~~c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.~~

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©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM RA-3-8/00E

~~☐ II. Market Rental Value Adjustment(s) (MRV)~~

~~a. On (Fill in MRV Adjustment Date(s)):                                                                         the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:~~

~~1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached within thirty days, then:~~

~~(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or~~

~~(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:~~

~~(i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker (“Consultant” – check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.~~

~~(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.~~

~~(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.~~

~~(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e., the one that is NOT the closest to the actual MRV.~~

~~2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.~~

~~b. Upon the establishment of each New Market Rental Value:~~

~~1) the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and~~

~~2) the first month of each Market Rental Value term shall become the new ‘Base Month’ for the purpose of calculating any further Adjustments.~~

☒ III. Fixed Rental Adjustment(s) (FRA)

The Base Rent shall be increased on the 13th month following the Commencement Date, and annually thereafter, including any Extended Term pursuant to an Option, by three percent (3%) so the monthly Base Rent each year after such adjustment is 3% more than the Base Rent for the month immediately preceding such adjustments. ~~to the following amounts on the dates set forth below:~~

~~On (Fill in FRA Adjustment Date(s)):~~	~~The New Base Rent shall be:~~

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©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM RA-3-8/00E

B.	NOTICE:

Unless specified otherwise herein, notice of any such adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

~~C.~~	~~BROKER’S FEE:~~

~~The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the Sublease.~~

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017.

Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM RA-3-8/00E

Jul-05-06 12:45pm From-VENOCO 8057451926 T-747 P.17/25 F-642

Exhibit A - Project Site Plan

PROPOSED 2-STORY OFFICE BUILDING
EXISTING BUILDING
VICINITY MAP
PROJECT STATISTICS
SITE PLAN
NORTH
CARPINTERIA BLUFFS
OFFICE BUILDING

Jul-05-05 12:45pm Fro. 000 8057451. T-747 P.15/25 F-642

EXHIBIT A - PREMISES SITE PLAN
FIRST FLOOR

FIRST FLOOR PLAN
NORTH
LEASE AREA
LEASE AREA
LEASE AREA
LOBBY
CARPINTERIA BLUFFS
OFFICE BUILDING
A BERMANT DEVELOPMENT COMPANY PROJECT
T-1

Jul-05-05 12:45pm Frc 'OCO 805745 T-747 P.16/25 F-642

EXHIBIT A - PREMISES SITE PLAN
SECOND FLOOR

SECOND FLOOR PLAN
LEASE AREA
LEASE AREA
LEASE AREA
OPEN TO BELOW

CARPINTERIA BLUFFS
OFFICE BUILDING
A BERMANT DEVELOPMENT COMPANY PROJECT

EXHIBIT B

COMMENCEMENT DATE MEMORANDUM

AIR Commercial Real Estate Association

By and Between (Lessor)	6267 Carp Ave, LLC, a California limited liability company

And (Lessee)	Procore Technologies, Inc., a Delaware corporation

Address of Premises:	6267 Carpinteria Avenue, Carpinteria, California 93013

THIS MEMORANDUM, made as of November 30, 2017 by and between 6267 Carp Ave, LLC, a California limited liability company (“Lessor”) and Procore Technologies, Inc., a Delaware corporation (“Lessee”).

Recitals:

Lessor and Lessee are parties to that certain Lease, dated for reference purposes a November 1, 2017 (this “Lease”) for certain premises (the “Premises”) commonly known as 6267 Carpinteria Avenue, Carpinteria, California.

Lessee is now in possession of the Premises and the Term of the Lease has commenced.

Lessor and Lessee desire to enter into this Memorandum confirming the Commencement Date, the Expiration Date and other matters under the Lease.

NOW, THEREFORE, Lessor and Lessee agree as follows:

1. The actual Commencement Date is TBD.

2. The actual Expiration Date is March 31, 2027.

3. The Base Rent shall be adjusted on the dates indicated as follows: the 13th month following the Commencement Date, pursuant to paragraph 53, Rent Adjustment(s) of the Agreement, (strike if not applicable)

4. Other:                                                                                                                                                                                                                                                                                                                                                                                                                               (Strike if not applicable)

5. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

By LESSOR:	By LESSEE:
6267 Carp Ave LLC, a California limited Liability company	Procore Technologies, Inc. a Delaware corporation

By:	By:
Name Printed: Victor Echaff	Name Printed: Craig F. Courtemanche
Title: President	Title: President
By:	By:
Name Printed:	Name Printed: Robert Reed
Title:	Title: Secretary
Address:
Address:
Telephone: ( )
Telephone: ( )	Facsimile: ( )
Facsimile: ( )	Federal ID No: ( )
Federal ID No: ( )

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203.

Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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©2006 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM CDM-1-010/12E

ADDENDUM TO LEASE

This Addendum is attached to and forms a part of that certain Standard Industrial/ Commercial Multi-Tenant Lease- Net dated for reference purposes November l, 2017 by and between 6267 CARP AVE, LLC, a California limited liability company (“Lessor”), and PROCORE TECHNOLOGIES, INC., a Delaware corporation (“Lessee”). The Standard Industrial Lease is hereby amended (and as amended is hereinafter referred to as “this Lease”), as set forth below. In the event of any conflict or inconsistency between the terms and provisions of the printed form lease and this Addendum, the terms and provisions of this Addendum shall control. Unless otherwise defined in this Addendum, the capitalized terms used in this Addendum shall have the same meaning as set forth in the printed form lease.

52.	Recapture Condition.

The Building and Premises are currently leased to Venoco, Inc., a Delaware corporation (“Venoco”), under the terms of a lease between Lessor and Venoco (the “Venoco Lease”). This Lease and the Parties rights and obligations hereunder are subject to the rejection by Venoco of the Venoco Lease in connection with its bankruptcy filing (In re Venoco, et al., U.S. Bankruptcy Court for the District of Delaware, Case No. 17-10828 (KG) and Lessor’s recovery and recapture of possession of the Premises (collectively the ‘‘Recapture Condition”). If the Recapture Condition has not occurred on or before August 13, 2018 (the “Recapture Outside Date”), either party may terminate this Lease by providing written notice of termination to the other Party, in which case all funds previously paid by Lessee to Lessor shall be returned and neither party shall have any further obligations hereunder. Notwithstanding the foregoing, if neither Party has terminated the Lease after the Recapture Outside Date and the Recapture Condition subsequently occurs before any such termination, then neither party may terminate this Lease pursuant to the right contained herein and the Lease shall remain in full force and effect and the right to terminate as provided herein shall be deemed waived by the Parties.

53.	Other Leases and Subleases

53.1

Lessor had entered into an Option and Building and Rooftop Lease Agreement dated March 20, 2016 with GTE Mobilenet of Santa Barbara Limited Partnership, a Delaware limited partnership, d/b/a Verizon Wireless as lessee (the “Verizon Lease”). Venoco has entered into the following subleases for the Premises: (i) Sublease dated August 26, 2016 (the “Starr Aviation Sublease”) by and between Venoco as sublessor and International Aerospace Insurance Services, Inc., a California corporation (“Starr Aviation”), as sublessee for Suite 101 (the “Starr Aviation Premises”); and (ii) Sublease dated September 2, 2015 by and between Venoco as Sublessor and Lessee as Sublessee for Suite 102 and Sublease dated March 9, 2016, by and between Venoco as Sublessor and Lessee as Sublessee for Suite 250 (collectively, the “Procore Sublease”). Exhibit A-2 attached hereto depicts the areas leased and occupied by Venoco under the Venoco Lease, and the Starr Aviation Premises subleased by Starr Aviation under the Starr Aviation Sublease, and by Lessee under the Procore Sublease.

53.2

Notwithstanding anything to the contrary contained herein, on the Commencement Date, the premises in connection with the Procore Sublease shall become part of the Premises and (ii) the Procore Sublease shall become a direct lease between Lessor and Lessee pursuant to the terms of this Lease, provided, however, Lessor shall have no obligation for any obligations or defaults under the Procore Sublease for the period prior to the Delivery Date; provided further, however, that Lessor shall assume all of Venoco’s responsibilities under and be bound by the provisions of the Procore Sublease from the Delivery Date through the Commencement Date, and Lessee as the “Subtenant” under the Procore Sublease shall continue to be bound by the terms of the Procore Sublease, including the obligations to pay rent and common area operating expenses as provided therein, for the period from the Delivery Date to the Commencement Date. Commencing on the Commencement Date, the Procore Sublease shall terminate automatically and the premises subject to the Procore Sublease shall become part of the Premises as set forth above and shall be governed by the Lease.

53.3

Lessor shall in its sole but good faith discretion endeavor to exercise its rights under the Starr Aviation Sublease and the Venoco Lease to terminate such Sublease, in which case the Starr Aviation Premises shall become part of the Premises. Notwithstanding the foregoing, Lessor shall have the right, but not the obligation, to enter into an agreement with Starr Aviation (a “Transition Agreement”) to allow Starr Aviation to remain in possession of the Starr Aviation Premises for a period not to exceed 120 days (the “Transition Agreement Period”) after Lessor has recovered the Premises pursuant to the Recapture Condition. If (a) after the Recapture Condition, Lessor and Starr Aviation fail to enter into a Transition Agreement and Starr Aviation fails to vacate the Starr Aviation Premises voluntarily, or (b) Starr Aviation fails to vacate the Starr Aviation Premises on or before the Transition Agreement Period, Lessor, prior to the Commencement Date (or within 5 business days of the Commencement Date if the Transition Agreement Period ends on the Commencement Date), shall commence an unlawful detainer action. Notwithstanding anything in this Lease to the contrary, the failure of the Lessor to cause the termination of the Star Aviation Sublease shall not be a default of Lessor hereunder. So long as Starr Aviation continues to occupy the Starr Aviation Premises, the parking delivered to Lessee shall be reduced by the parking Starr Aviation is entitled to under the Starr Aviation Sublease or any Transition Agreement and Starr Aviation shall be entitled to use the Common Areas together with Lessee to the extent contemplated by the Starr Aviation Sublease or any Transition Agreement. Until the Starr Aviation Premises Rent Commencement Date (as defined below), the Base Rent shall be reduced by $17,471.41 per month and the Lessee’s Share of Common Area Operating Expenses shall be reduced to 81.3%. On the Starr Aviation Premises Rent Commencement Date, the Base Rent shall be as provided in Paragraph 1.5 (i.e. $99,362.25) and the Lessee’s Share of Common Area Operating Expenses shall be as provided in Paragraph 1.6 (i.e. 100%). As used herein, the Starr Aviation Premises Rent Commencement Date shall be 120 days after the Starr Aviation

Premises are recovered by Lessor and turned over to Lessee in the condition required under Paragraph 2.2 of this Lease (the “Starr Aviation Premises Delivery Date”). Lessor shall notify Lessee in writing of the Starr Aviation Premises Delivery Date and Lessee shall have 3 business days thereafter lo either approve or disapprove in writing the condition of the Premises regarding Lessor’s obligation to deliver the Premises in broom clean condition and free debris, and as required under Paragraph 2.2, and if Lessee disapproves such condition, it must include the reasons why the Starr Aviation Premises fail to be in the condition called for under Paragraph 2.2. Lessee’s failure to disapprove said condition within such 3 business day period shall be deemed to be Lessee’s approval that the condition of the Starr Aviation Premises are as called for under Paragraph 2.2. Notwithstanding the foregoing, Lessee’s approval or disapproval of the condition of the Starr Aviation Premises upon delivery to Lessee shall in no event (i) reduce Lessee’s rights under Lease including Paragraph 2.2, (ii) release Lessor from any of Lessor’s obligation to repair and maintain under the Lease, and/or (iii) release Lessor from Lessor’s representations and warranties set forth in the Lease including Paragraph 2.2.

54.	Delivery Date; Commencement Date; Commencement of Payment of Base Rent.

54.1	Delivery Date.

Lessor shall deliver the Premises to Lessee on the “Delivery Date”, subject to the Verizon Lease, Starr Aviation Sublease and Procore Sublease. As used herein, the “Delivery Date” shall mean the soonest date after the satisfaction of the Recapture Condition in which the Lessor can deliver the Premises to Lessee in the condition called for under Paragraph 2.2 of this Lease. Lessor shall notify Lessee in writing of the Delivery Date and Lessee shall have 3 business days thereafter to either approve or disapprove in writing the condition of the Premises which shall be in a condition as required under the Lease and if it disapproves such condition, it must include the reasons why the Premises fail to be in the condition called for under Paragraph 2.2. Lessee’s failure to disapprove within such 3 business day period shall be deemed to be Lessee’s approval that the condition of the Premises are as called for under Paragraph 2.2. Notwithstanding the foregoing, Lessee’s approval or disapproval of the condition of the Premises upon delivery to Lessee shall in no event (i) reduce Lessee’s rights under Lease including Paragraph 2.2, (ii) release Lessor from any of Lessor’s obligation to repair and maintain under the Lease, and/or (iii) release Lessor from Lessor’s representations and warranties set forth in the Lease including Paragraph 2.2.

54.2	Commencement Date; Term

The Commencement Date under this Lease shall be the earlier of (i) one hundred twenty (120) days after the Delivery Date, subject to Lessor Delays and Force Majeure Delays, and (ii) the date Lessee commences business at the Premises (not including the space subject to the Procore Sublease). Lessor and Lessee shall execute a Commencement Date Memorandum in the form attached hereto as Exhibit B setting forth the exact date of the Commencement Date; provided, however, the failure to do so shall not otherwise modify the Commencement Date. The “Term” of the Lease shall commence on the Commencement Date and end at 11:59 p.m. on the March 31, 2027 (the “Expiration Date”). The Commencement Date shall be subject to any

Force Majeure Delays and Lessor Delays (as defined below) in connection with the (a) Lessee taking possession of the Premises, or with completion of the Lessee Improvements (as defined below) or (b) any delay in the completion of the Lessee Improvements attributable to the Lessor’s Work, in which case there shall be a day for day extension of the Commencement Date for each day that Force Majeure or Lessor Delays or any delay in the completion of the Lessor’s Work, causes the delay of the completion of the Lessee Improvements.

55.	Rooftop Equipment

Lessee shall have the right to install telecommunication, satellites, antennas, HVAC units or other reasonable rooftop equipment required for Lessee’s business on the roof (“Rooftop Equipment”). Rooftop Equipment shall comply with all Applicable Requirements, shall be screened, shall be subject to Lessor’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be subject to Paragraph 7.3 of the Lease. Any penetration of the room membrane by the Rooftop Equipment shall require the prior consent written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed. It shall be reasonable for Lessor to disapprove any Rooftop Equipment that interferes with the equipment maintained under the terms of the Verizon Lease. The installation, maintenance and repair of any such Rooftop Equipment shall be at the sole cost and expense to Lessee, but shall be otherwise free of charge. Any damage to the roof due to the Rooftop Equipment shall be performed by Lessor but shall be at Lessee’s sole cost and expense based on actual costs incurred.

Upon expiration of the Lease, Lessee shall be obligated to remove the Rooftop Equipment, with the exception of any Lessee installed HVAC unit(s), and seal and restore any roof penetrations to the condition prior to installation of the Rooftop Equipment. Notwithstanding contained herein, in no event shall Lessee’s Rooftop Equipment interfere with Lessor’s existing rooftop equipment or with Lessor’s obligations under the Verizon Lease and in the event of any such interference, Lessee shall immediately cease using the equipment causing such interference and the failure to do so shall be a Breach hereunder.

Except for the limited rights contained herein, Lessee shall have no other rights to the roof of the Building. Subject to the Verizon Lease, Lessor agrees that it will not install any sign on the roof of the Building or install any equipment on the roof of the Building that will interfere with the Roof Equipment.

56.	Generator.

Lessee shall have the right, at no additional fee or charge, to install a generator (up to 500 KW, including a reasonable diesel tank or propane storage, if a gas line is not available and an electrical conduit from the generator to an area designated by the Lessee) (collectively the “Generator”) in the exterior common areas of the Building at Lessee’s sole cost and expense and in an area reasonably approved by Lessor. The Generator shall comply with all Applicable Requirements, shall be screened, and shall be subject to Lessor’s prior approval, which approval shall not be unreasonably withheld or delayed and shall be subject to Paragraph 7.3 of the Lease. It shall be reasonable for Lessor to disapprove any underground fuel tanks used in connection with the Generator. In no event shall the Generator reduce the number of parking spaces within the Project. Lessee shall not be obligated to remove the Generator upon expiration of this Agreement provided at the time of the Lease expires the Generator is in good working order, condition and repair; provided however, if it is not in good working order, condition or repair, then Lessor shall have the right to require Lessee to remove it pursuant to the terms of Paragraph 7.4(c).

57.	Fiber Optics/Internet Connectivity

Lessee, at no additional charge to Lessee, shall have (i) the right use the existing Building’s risers and/or install additional risers for Lessee’s cabling, and (ii) reasonable access to all areas within the Building, including the Building’s MPOE (main point of entry), to install the required infrastructure to service Lessee’s IT and telecommunications requirements; provided, however such any such installation shall be subject to the provisions of Paragraph 7.3. Subject to Tenant’s compliance with all Applicable Requirements, Tenant shall be permitted, at its sole cost and expense, to contract with any telecommunications and/or internet provider(s) of its choice to provide telecommunications and/or internet service to the Premises and, subject to Paragraph 55 above, to place telecommunications systems on the roof of the Building and Landlord agrees to reasonably cooperate in granting such providers access to the Building and Project.

58.	Lessee Improvements.

58.1	Generally.

Lessee shall have the right to construct the tenant improvements in the Premises that are considered typical office improvements, subject to Lessor’s consent, which consent shall not be unreasonably withheld, delayed or conditioned (the “Lessee Improvements”), at Lessee’s sole cost and expense, subject to the Lessor’s obligations to pay the Allowance.

58.2	Lessee Improvement Allowance.

58.2.1.	Amount of Allowance.

Lessor shall provide Lessee with a tenant improvement allowance of $1,783,425.00 [$35.00 per rentable square foot of the Premises) (the “Allowance”) and may be used for design and construction, architectural fees, legal fees, consulting fees, project management fees, engineering services, mechanical and electrical services, construction management, information technology, and building permits as the foregoing relate to the Lessee Improvements.

58.2.2.	Disbursements from Allowance.

Upon completion of the Lessee Improvements, Lessee shall deliver to Lessor copies of the invoices from the licensed general contractor or subcontractor performing the Lessee Improvements, unconditional lien releases upon final payment pursuant to Civil Code Section 8138 from that contractor and its sub-contractors for the Lessee Improvements for which payment is being sought, a written certificate from Lessee’s architect or interior designer certifying the completion of the Lessee Improvements and a copy of Lessee’s Certificate of Occupancy or its legal equivalent allowing legal occupancy. If such documents are submitted and provided there is no then existing and/or uncured event of Default or Breach under the Lease by Lessee, the Lessor shall disburse to Lessee “in equal amounts over the Original Term of the Lease, the Allowance commencing on the Commencement Date, and annually thereafter on the anniversary of the Commencement Date (Example: Allowance $1,783,425.00 divided by Nine (9) years, annual disbursements would equal $198,158.33 per year) (the “Annual Disbursement”). In the event that there is an existing and/or uncured event of Default or Breach by Lessee under the Lease at the time any Annual Disbursement is due, Lessor shall have no obligation to make such Annual Disbursement until such Default or Breach has been cured. Furthermore, Lessor shall have no obligation to the first Annual Disbursement until the Lessee Improvements are substantially completed and the documents required above are submitted.

To the extent that Lessee has not completed Lessee Improvements in the Premises which amount to the Allowance within twenty-four (24) months after the Commencement Date, such remaining amount of the Allowance shall be retained by the Lessor and shall not be refunded to Lessee or be available to Lessee as a credit against any obligations of Lessee under the Lease.

At Lessor’s option and instead of disbursing the Annual Disbursements to Lessee, Lessor shall have the right to cause Lessee to offset monthly Base Rent payable to Lessor by an amount equal to the Annual Disbursement. Lessor shall notify Lessee of its election in writing not less than 15 business days prior to any disbursement of the Annual Disbursement. Lessor shall have the right to discontinue such offset at any time by providing Lessee with 15 business days prior written notice to Lessee in which case Lessor shall resume disbursing the Annual Disbursement. By way of example, and not limitation, if Lessor elects such option commencing on the first anniversary of the Commencement Date and assuming monthly Base Rent is then $102,343 (i.e. 103% of the previous year’s rent), then Lessee would offset all of the Base Rent payable in the first month of the second lease year (i.e. $102,343) and $95,815.47 of the Base Rent payable in the second month of the second lease year and would be obligated to pay $6,527.53 ($102,343 - $95,8145.47= $6,527.53).

58.3	Preparation of Lessee Improvement Preliminary Plans.

Lessee shall provide Lessor with a space plan and/or preliminary drawings and documents prepared by Lessee which shall be subject to Lessor’s reasonable approval, showing general description, basic elements and conceptual layout of the Lessee Improvements (the “Lessee Improvement Preliminary Plans”). Notwithstanding anything contained herein, Lessee shall not be permitted to make any modifications to the existing perimeter walls that separate the Premises from the Common Areas. Such walls shall remain in place, provided, however, that Lessee shall be allowed to create openings in said walls. Refer to Exhibit A attached hereto, the walls that shall remain are the walls highlighted in red that encapsulate the portion of the Building in “white”; provided, however, Lessee shall be allowed to remove these walls as part of Lessee Improvements, subject to Lessee restoring any removed walls to their original location and condition at the Expiration Date of the Lease.

58.4	Preparation of Lessee Improvement Construction Plans.

Based on the Lessee Improvement Preliminary Plans, Lessee shall deliver to Lessor construction drawings consisting of all drawings, plans and specifications in order to construct the Lessee Improvements (the “Lessee Improvement Construction Plans”). Lessee, subject to Lessor’s reasonable approval, which shall be granted or denied within seven (7) business days, shall have the right to select its own architect for the preparation of any space planning and/or construction documents, including the Lessee Improvement Construction Plans. Lessor shall approve such Lessee Improvement Construction Plans or specify with particularity its objection thereto within 7 business days following receipt thereof. Failure to approve or disapprove within said 7 business day period of time shall constitute approval thereof. In the event that Lessor requests changes to the Lessee Improvement Construction Plans, Lessor and Lessee shall meet to resolve such request; provided that, in the event Lessor and Lessee are unable to agree within 7 business days after Lessor requests such changes, then the issues which the parties are unable to agree upon shall be determined by Lessor’s Architect. Upon completion of the Lessee Improvement Construction Plans, Lessee shall obtain any and all necessary approvals to the Lessee Improvement Construction Plans from the City of Carpinteria and any other governmental agencies with jurisdiction, and after such approval, a copy of such approved Lessee Improvement Construction Plans shall be initialed and dated by parties.

In the event that Lessee requests any changes to the Lessee’s construction drawings, including the Lessee Improvement Construction Plans, Lessor shall not unreasonably withhold its consent to any such changes, and shall respond to such changes within five (5) business days after Lessor’s receipt of same.

In the event that, prior to the Commencement Date, the Premises is determined to contain Hazardous Substances, upon written notification from Lessee to Lessor, Lessor shall remove, encapsulate, contain or otherwise dispose of such Hazardous Substances as required by Applicable Requirements as soon as commercially reasonable thereafter.

Force Majeure Delay. The term “Force Majeure Delay” shall mean any delay in the substantial completion of the Lessee Improvements which is attributable to any: (1) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of Lessee), civil disturbance, future order claiming jurisdiction, act of the public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; or (2) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar cause beyond the reasonable control of Lessee, or any of its contractors or other representatives.

Lessor Delay. The term “Lessor Delay” shall mean any delay in the substantial completion of the Lessee Improvements which is due to any act or omission of Lessor (wrongful, negligent or otherwise), its agents, employees, contractors, subcontractors, or licensees (including acts or omissions while acting as agent, employee, contractor or subcontractor for Lessee). The term Lessor Delay shall include, but shall not be limited to any: (1) delay in the giving of authorizations or approvals by Lessor within the time periods specified in this Lease, if specified, or otherwise, an unreasonable delay; (2) unreasonable delay attributable to the acts or failures to act, whether willful, negligent or otherwise, of Lessor, its agents, employees, contractors, subcontractors or licensees where such acts or failures to act delay the substantial completion of the Lessee Improvements in the Premises; (3) delay attributable to the failure or refusal of Lessor or any of its agents, employees, contractors, subcontractors or licensees to permit Lessee, its agents, employees, contractors, or subcontractors access to and use of the Building or any Building facilities or services, including loading docks, which access and use are required for the orderly and continuous performance of the work necessary to complete the Lessee Improvements; (4) omitted; and (5) any delay caused in the substantial completion of the Lessee Improvements resulting from the discovery of Hazardous Substances in the Building (excluding any groundwater and/or soil contamination or the like) which are discovered or are otherwise disturbed by Lessee during the construction of the Lessee Improvements which Lessor is obligated to clean-up at its cost.

58.5	Construction Contract for Lessee Improvements.

Upon the parties’ approval of the Lessee Improvement Construction Plans, Lessee shall negotiate a construction contract for the construction of the Lessee Improvements (the “Lessee Improvement Construction Contract”) with a general contractor which shall be subject to the reasonable approval of Lessor, which consent shall be granted or denied within five (5) business days.

58.6	Construction of Lessee Improvements.

58.6.1.	General Requirements.

The Lessee Improvements shall be constructed in compliance with the following conditions:

(a) All such work shall be done in conformity with (i) the final approved Lessee Improvement Construction Plans, (ii) all Applicable Requirements, and (iii) valid building permits and other authorizations from appropriate governmental agencies. Lessee shall furnish copies of all such permits to Lessor prior to commencing work and shall construct the Lessee Improvements in compliance with all conditions therein. All work shall be done in a good and workmanlike manner, with good and sufficient materials. Lessee shall promptly upon completion of the Lessee Improvements furnish Lessor with as-built plans and specifications therefor in Auto CAD format. Any work not acceptable to the appropriate governmental agencies or not reasonably satisfactory to Lessor, shall be promptly replaced at Lessee’s expense. All contractors and subcontractors retained by Lessee shall be bondable, licensed contractors, possessing good labor relations and capable of performing quality workmanship and working in harmony with Lessor’s general contractor and other contractors on the Premises but Lessee’s contractor and subcontractor shall not be required to be union.

(b) Lessee and Lessee’s contractors shall abide by all safety and construction rules and regulations of Lessor and any governmental entity having jurisdiction over the Premises, and all work and deliveries shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease including, without limitation, provisions in the Lease governing Utility Installations, Trade Fixtures and Alterations in Paragraph 7.3. Except as otherwise set forth in the Lease, all Lessee’s materials, work, and installations of any nature brought upon or installed in the Premises shall be at Lessee’s risk, and neither Lessor nor any party acting on Lessor’s behalf shall be responsible for any damage thereto or loss or destruction thereof.

(c) Omitted.

(d) Lessee’s Work shall be subject to the general inspection and approval of Lessor and Lessor’s Architect and general contractor, which approval shall not be unreasonably withheld.

(e) Before any work is commenced or any contractor’s equipment is moved onto any part of the Premises, Lessee’s contractors shall deliver to Lessor certificates evidencing the following types of insurance coverage in the following minimum amounts, which policies shall be issued by companies with a rating of at least A-, VII as set forth in the most current issue of “Best’s Insurance Guide”, shall be maintained by Lessee’s general contractor at all times during the performance of Lessee’s work, and which shall name Lessor and any other persons having an interest in the Premises as additional insureds as their interest may appear:

(1)	Workers’ Compensation
	State:	Statutory
	Applicable Federal:	Statutory
	Employer’s Liability:	$1,000,000
Benefits Required by Union Labor Contracts: As applicable

(2)	Comprehensive General Liability (Including Premises - Operations; Independent Contractors’ Protective; Products and Completed Operations; Broad Form Property Damage):

	Bodily Injury:	$2,000,000 Bach Occurrence
$5,000,000 Aggregate and Products
$5,000,000 Completed Operations

	Property Damage:	$2,000,000 Each Occurrence
$5,000,000 Aggregate
Include X, C and U hazards

	Contractual Liability	(Hold Harmless Coverage):
	Bodily Injury:	$2,000,000 Each Occurrence
	Property Damage:	$2,000,000 Each Occurrence
$5,000,000 Aggregate

Personal Injury, with Employment Exclusion deleted; $5,000,000 aggregate

(3)	Comprehensive Automobile Liability (owned, non-owned, hired):
Bodily Injury: $2,000,000 Each Person
$2,000,000 Each Accident
	Property Damage:	$2,000,000 Each Occurrence

(4) Builder’s risk insurance, in an amount not less than 100% of the cost of the Lessee Improvements being performed by Lessee’s contractor.

(f) Lessee shall pay when due (or bond over) all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility.

(g) On the completion of the Lessee Improvements, Lessor’s Architect and/ or contractor shall inspect the Premises, and shall confirm that the Lessee has satisfactorily completed the work as contemplated by the Lessee Improvement Construction Plans and hereunder.

(h) Lessee shall furnish Lessor with customary California statutory unconditional waivers of liens from all persons who have performed labor or supplied materials in connection with the Lessee Work, showing that they have been compensated in full.

(i) Lessee shall not be charged a construction management fee or supervision fee, or any charges for electricity, parking, elevator use, loading dock use, trash (with the exception such trash is not related to Lessee’s construction refuse), or similar charges, for any of the Lessee’s Work. Lessor shall provide at no charge to Lessee HVAC, electricity, water and washroom usage prior to the Commencement Date.

Lessor, in addition to and separate from the Allowance and in connection with the construction of the Lessee Improvements by Lessee, shall be responsible for any costs associated with (i) any latent defects in the. Building systems and shell & core, (ii) the removal or encapsulation of any hazardous materials and (iii) shall deliver the HVAC, plumbing and electrical systems servicing the Premises in good working order (collectively the “Lessor’s Work”).

59.	Intentionally Deleted.

60.	Assignment and Subletting.

60.1	Paragraph 12.1 (Lessor’s Consent Required) is hereby amended by adding a new subparagraph (h) which reads in full as follows:

“(h) Subject to and except as otherwise provided in Paragraph 12.(c), neither (i) an assignment or subletting of all or a portion of the Premises (A) to an entity which is controlled by, controls or is under common control with Lessee, (B) omitted, or (C) to a purchaser of all or substantially all of the assets of Lessee, nor (ii) a transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of Lessee or of an entity which is controlled by, controls or is under common control with Lessee (or a valid assignee of this Lease), shall be subject to the Lessor’s consent or the payment of a “Transfer Premium,” as that term is defined in Paragraph 60.2 below (collectively, such entities, purchasers, and parties shall be referred to herein collectively or individually as an “Affiliate”); provided, however, no sublease or assignment to an Affiliate shall release the Lessee named herein from any liability under this Lease. Lessee shall immediately notify Lessor of any such assignment, purchase, transfer, sublease, action, or use. For the avoidance of doubt, the conditions provided for in Paragraph 12.1(c) shall apply to any transfer to an Affiliate and if any of the foregoing transactions results in the reduction of the Net Worth of Lessee by an amount greater than 15%, such transaction shall be considered an assignment of this Lease to which Lessor may withhold its consent. For purposes of this Lease, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether though the ownership of voting securities, by contract or otherwise. The initial public offering or subsequent trading of any of Lessee’ shares or other ownership interests on any public securities exchange shall not be deemed an assignment and shall in no event require Lessor’s consent.

60.2

If Lessor consents to a sublease or assignment, as a condition thereto which the parties hereby agree is reasonable, Lessee shall pay to Lessor fifty percent (50%) of any “Transfer Premium,” as that term is defined below, received by Lessee from such sublessee or assignee. “Transfer Premium” shall mean all rent, additional rent and other rental monies payable by such sublessee or assignee in excess of the rent payable by Lessee under this Lease, on a per square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Lessee for (i) any changes, alterations and improvements to the Premises or improvement or decorating allowances or other ‘‘out-of-pocket” monetary concessions, in connection with the sublease or assignment, (ii) any brokerage commissions in connection with the sublease or assignment, and (iii) reasonable legal fees incurred in connection with the sublease or assignment (collectively, the “Subleasing Costs”). Lessee shall provide Lessor with a calculation of the Transfer Premium, together with all applicable back-up reasonably required by Lessor. Notwithstanding the foregoing, Lessee may convey, in connection with the sublease or assignment, but pursuant to a separate legally binding agreement, the Lessee’s assets, business and trade fixtures, inventory, equipment or furniture or other Lessee’s property to the extent paid for by Lessee and Lessee shall be entitled to retain any and all consideration received in connection with such conveyance. No Transfer Premium shall be due to Lessor unless and until Lessee has received one hundred percent (100%) of the Subleasing Costs.

61.	Additional Lessor Obligations.

61.1

Lessor shall provide Lessee on or prior to October 31, 2017, an HVAC report prepared by an HVAC service company which states that the HVAC system is good working order and condition. Lessee shall be entitled to use HVAC service for all or any portion of the Premises at all times.

62.	Other Matters

62.1

The Parties hereby agree that there shall be no press releases or other publicity originated by the Parties hereto, or any representatives thereof, concerning the Lease transaction, without the prior consent of both Parties.

62.2	Lessee shall have the right to use the name and image of the Building in Lessee’s advertising, website and/or other business-related publications.

63.	Parking.

63.1	Lessee shall have the right to mark up to ten (10) parking spaces as reserved spaces for Lessee’s employees and/or visitors.

63.2

Lessee, at Lessee’s sole cost, expense and option, and subject to Lessor’s reasonable approval and a mutually agreed location, shall have the right to install in the parking area during the Term up to three (3) dual charging stations for electrical vehicles.

63.3	Lessee’s parking shall be free of charge during the Term and extensions thereof.

64.	Security.

Lessee, at Lessee’s sole cost, shall have the right to install a security system, including access panels and cameras, for the Premises and/or employ security personnel, subject to Lessor’s approval, which shall not be unreasonably withheld or delayed.

65.	Real Property Taxes

There shall be included within the definition of “Real Property Taxes” with respect to any calendar year only the amount currently payable on bonds and assessments (which shall be paid in the maximum number of installments), including interest for such tax calendar year or the current annual installment for such calendar year. Tax refunds shall be credited against Real Property Taxes and refunded to Lessee, when received, based on the year to which the refund is applicable. Notwithstanding anything to the contrary contained in the Lease, Real Property Taxes shall not include (i) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Lessor’s general or net income (as opposed to rents or receipts), (ii) penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any real property taxes or assessments, when due, or (iii) any other taxes or assessments charged or levied against Lessor which are not directly incurred as a result of the operation of the Premises. Lessee may, at its sole option, pursue claims for reductions in Real Property Taxes, in the name of Lessor, if necessary, and Lessor agrees to reasonably cooperate with Lessee in furtherance thereof. The reasonable out-of-pocket costs incurred by Lessor in connection with the pursuit of such claims shall be paid by Lessee. Any tax refunds and/or savings achieved by Lessee or Lessor due to such tax challenge or which are otherwise applicable to the Lease Term shall be the sole property of Lessee.

66.	Premises

Lessee shall have access to the Premises and parking areas twenty-four (24) hours per day, seven (7) days per week during the Lease Term. Lessee’s rights to the Premises shall include the limited right to use and access the janitorial closet and the electrical and telephone rooms on the floors containing the Premises as reasonably necessary for Lessee’s effective and efficient use of the Premises. Lessee shall also be permitted to enter such areas to service its equipment. Lessee shall have the right to use, or access, any ceilings or space above the ceilings on the floors or walls containing the Premises to the extent necessary to service Lessee’s equipment in the Premises and to run wires, cables and other conduits to the Premises to the extent permitted by applicable laws. In addition, Lessee shall be allowed to use such space as necessary for providing utility services such as the installation of computer cable conduits. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Lessee take any action in the Premises or the Building which may affect the base, shell and core of the Building or the Building’s systems or equipment, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

67.	Taxes, Insurance & Common Area Maintenance

Lessor shall not collect or be entitled to collect from Lessee an amount in excess of Lessee’s Share of the Common Area Operating Expenses actually incurred by Lessor, and Lessor shall reduce the amount of the Common Area Operating Expenses by any refund or discount received by Lessor in connection with any expenses previously included in Common Area Operating Expenses. Notwithstanding the foregoing, for purposes of this Lease, Common Area Operating Expenses shall not, however, include any of the following:

(1)

bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in Common Area Operating Expenses) or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;

(2)

marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective lessees or other occupants of the Building or Project, including attorneys’ fees and other costs and expenditures incurred in connection with disputes with present or prospective lessees or other occupants of the Building or Project;

(3)	the cost of providing any service directly to and paid directly by any lessee;

(4)

costs of any items (including, without limitation, costs incurred by Lessor for the repair or damage to the Project or Building) to the extent Lessor receives reimbursement from insurance proceeds (such proceeds to be deducted from Common Area Operating Expenses in the year in which received) or from a third party (such proceeds to be credited to Common Area Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Common Area Operating Expenses);

(5)

expenses in connection with services or other benefits which are not offered to Lessee or for which Lessee is charged for directly but which are provided to another lessee or occupant of the Building or Project, without charge;

(6)	costs incurred by Lessor due to the violation by Lessor or any lessee of the terms and conditions of any lease of space in the Building or Project;

(7)

overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in the Building or Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis;

(8)	Lessor’s general corporate overhead and general and administrative expenses;

(9)	advertising and promotional expenditures, and costs of signs in or on the Building or Project identifying the owner of the Building or Project or other lessees’ signs;

(10)	electric power costs except as supplied for the Common Areas or other utility costs for which any lessee directly contracts with the local public service company;

(11)	tax penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments or file returns when due;

(12)	costs arising from Lessor’s charitable or political contributions;

(13)	costs necessitated by or resulting from the gross negligence or willful misconduct of Lessor, or any of its agents, employees or independent contractors;

(14)	any ground lease rental;

(15)

notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, cost arising from the presence of “Hazardous Substances” in or about the Building and the Project, except to the extent caused by Lessee, its agents, or employees.

(16)	management fees in excess of four percent (4%) of gross revenues from the Building;

(17)

costs of inspecting and correcting defects in the Building and costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or occupants’ improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Building;

(18)

depreciation, amortization and interest payments, except as specifically included in Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life.

68.	Audit

After receipt of a statement by Lessee, if Lessee disputes the amount of additional rent set forth in the statement, Lessee or an independent certified public accountant designated by Lessee, may, after reasonable notice to Lessor and at reasonable times, inspect and photocopy Lessor’s records at Lessor’s offices in Southern California. If after such inspection, Lessee still disputes such additional rent, a certification as to the proper amount shall be made, at Lessee’s expense, by an independent certified public accountant mutually selected by Lessor and Lessee. If such certification proves that the Operating Expenses due set forth in the statement were overstated by more than 5%, then the cost of Lessee’s accountant and the cost of such certification shall be paid for by Lessor. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification, together with interest at the Interest Rate from the date due until paid, in the case of payments by Lessee to Lessor, or from the date paid until reimbursed, in the case of reimbursements by Lessor to Lessee. Lessor shall be required to maintain records of all Operating Expenses set forth in each statement delivered to Lessee for a two (2) year period following Lessor’s delivery of the applicable statement. The payment by Lessee of any amounts pursuant to the Lease shall not preclude Lessee from questioning the correctness of any statement delivered by Lessor.

69.	Common Areas

Notwithstanding anything stated in the Lease, Lessor may not make changes to the Common Areas (including the parking areas) that would have a material adverse impact on (i) the visibility of Lessee’s signage; (ii) the access, including ingress and egress to the Premises or the parking area; (iii) the parking available to Lessee; or (iv) the operation of Lessee’s business. Notwithstanding anything to the contrary set forth in the Lease, Lessor shall not take any actions with respect to the Common Areas without the prior written consent of Lessee if any such action is likely to have a material adverse effect on Lessee’s use of or access to the Premises or parking facilities. In the event that any action taken by Lessor is likely to materially adversely affect Lessee’s use of or access to the Premises or parking facilities, Lessor shall provide Lessee with ten (10) business days prior notice of any such action by Lessor, except in the event of emergency, in which case Lessor shall give no notice or such notice as is appropriate under the circumstances; provided, however, Lessor shall use commercially reasonable efforts to minimize any disturbance or interference of Lessee with respect to the performance of any such work. Lessee shall approve or disapprove of such action as set forth in the notice within two (2) business days of its receipt of the same, which approval shall not be unreasonably withheld.

70.	Rules & Regulations

Notwithstanding anything to the contrary contained in the Lease, Lessor agrees that the Rules and Regulations and the rules and regulations for the parking facilities shall not be (i) modified or enforced in any way by Lessor so as to unreasonably interfere with the permitted use set forth in the Lease or Lessee’s access to the Premises, Building or parking facilities, or (ii) discriminatorily enforced against Lessee. Lessor agrees that nothing in the Rules and Regulations and the rules and regulations for the parking facilities shall be used to prohibit the conduct of any business from the Premises which Lessee is permitted to conduct.

71.	Surrender

Notwithstanding anything to the contrary contained in this Lease, upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Lessee may remove or cause to be removed from the Premises all furniture, non-built-in lighting fixtures, security systems, televisions, cabling for audio, video, telephone and communications and computer equipment, equipment, business and trade fixtures, cabinet work, movable partition systems (including doors and walls) and other articles of personal property owned by Lessee or installed or replaced by Lessee at its expense in the Premises and Lessee shall repair all reasonable damage to the Premises resulting from such removal.

72.	Insurance

Lessee may carry insurance under a so-called “blanket” policy, provided that such policy provides that the amount of insurance required thereunder shall not be prejudiced by their losses covered thereby.

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IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

“Lessor”		“Lessee”

6267 CARP, LLC,		PROCORE TECHNOLOGIES, INC.,
a California limited liability company		a Delaware corporation

By:	/s/ Victor W. Schaff	By:	/s/ Craig F. Courtemanche
	Victor W. Schaff, President		Craig F. Courtemanche, Chief Executive Officer

		By:	/s/ Robert B. Reed, III
Robert B. Reed, III, Secretary